Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-56515) pertaining to the Employees' Saving Plan of Today's Man, Inc. and in the Registration Statement (Form S-3 No. 333-57179) of Today's Man, Inc. and in the related Prospectus of our report dated March 16, 2000, except for Note 5 and Note 11 as to which the date is May 12, 2000, with respect to the consolidated financial statements of Today's Man, Inc. included in its Annual Report (Form 10-K) for the year then ended January 29, 2000.


                                         /s/ ERNST & YOUNG LLP
                                         ---------------------
                                             Ernst & Young LLP



Philadelphia, Pennsylvania

May 12, 2000